CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276355 on Form S-6 of our report dated February 15, 2024, relating to the financial statement of The First Trust(R) Combined Series 629, comprising Tax Exempt Municipal Income Trust, Series 333, one of the series constituting The First Trust(R) Combined Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 15, 2024